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                                                                     Exhibit 1.1


                        FIDELITY DEFINED TRUSTS, SERIES F

                                 TRUST AGREEMENT

                               Dated: May 13, 1998

     This Trust Agreement among National Financial Services Corporation, as Depositor and Portfolio Supervisor, Muller Data Corporation as Evaluator and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Fidelity Defined Trusts Series 1 effective January 3, 1996" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator and Portfolio Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

     (a) The Securities defined in Section 1.01(5) listed in Schedule A hereto have been deposited in trust under this Trust Agreement.

     (b) The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for a Trust is the amount set forth under the caption "Essential Information - Fractional Undivided Interest per Unit" in the Prospectus.

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     (c)   The number of units in a Trust referred to in Section 2.03 is set forth under the caption "Essential Information - Number of Units" in the Prospectus.

     (d) The "First Settlement Date" for each Trust is the date set forth under "Essential Information-First Settlement Date" in the Prospectus.

     (e) The Trustee's compensation shall be computed according to the following schedule, determined on the basis of the largest principal amount of Securities held by the Trust during the period for which the compensation is computed; provided , however, that until the Depositor informs the Trustee that no further deposits of additional Securities will be made pursuant to Section 2.01(b), such compensation shall be computed on the basis of the principal amount of Securities held as of the Record Date preceding the date on which the compensation is paid (or the Initial Date of Deposit, as appropriate):

Principal amount of Securities      Rate per $1,000 principal amount of Securities
held by the Trust
                                                               Investment Grade Series
                                    Rolling Gov't Series 5,    5, Intermediate Insured     Investment Grade Series
                                         GNMA Portfolio        Corporate Portfolio         6, Corporate Portfolio
                                    -----------------------    -----------------------     -----------------------

$0          - $25,000,000                   $0.90                      $1.69                         $1.70
$25,000,001 - $45,000,000                   $0.90                      $1.59                         $1.60
$45,000,001 and higher                      $0.90                      $1.47                         $1.48

        In no event shall the Trustee be paid less than $2,000 for its services to a Trust in any calendar year.

     (f) Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraph which shall be entitled
Section 3.16:

          "Section 3.16. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sales charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus, withdraw from the Principal Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to the Depositor (the "Deferred Sales Charge Account"). If the balance in the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Principal Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the deferred sales charge shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell



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     a Security, identify the Security to be sold and include instructions as to the execution of such sale. If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated for reasons other than that set forth in Section 6.01(g)(ii), the Trustee shall, if so provided in the related Prospectus, on the termination of the Trust, withhold from the proceeds payable to Unitholders an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated pursuant to
     Section 6.01(g)(ii), the Trustee shall not withhold from the proceeds payable to Unitholders any amounts of unpaid deferred sales charges. If pursuant to Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unitholder the amount specified under Section 5.02 less the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unitholder."

     (g) Notwithstanding the provision of Section 3.05 of the Standard Terms and Conditions of Trust, for Rolling Government Series 5, the Monthly Record Date shall be the first day of each month and, for each Trust, the first Monthly Record Date shall be that date set forth in the Prospectus.

     (h) Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, Muller Data Corporation shall replace National Financial Services Corporation as Evaluator.

     (i) The second and third sentences of Section 4.03 of the Standard Terms and Conditions of Trust are hereby deleted.

     (j) Section 1.01.(2) of the Standard Terms and Conditions of Trust shall be amended to read as follows:

     "(2) "Trustee" shall mean The Chase Manhattan Bank, or any successor trustee appointed as hereinafter provided."

     All references to The Chase Manhattan Bank, N.A. in the Standard Terms and Conditions of Trust shall be amended to refer to The Chase Manhattan Bank.

     (k) The fourth sentence of Section 2.01(b) of the Standard Terms and Conditions of Trust shall be amended to read:



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     The Depositor, in each case, shall ensure that each deposit of additional
     Securities pursuant to this Section shall, as nearly as is practicable, maintain the percentage relationship among the principal amount of Securities existing immediately prior to such deposit (provided, however, than any deposit of additional Securities into a Trust which has not nor will elect to be taxed as a Regulated Investment Company made after the 90th day following the Date of Deposit shall exactly maintain the percentage relationship among the principal amount of Securities existing immediately prior to such deposit) and the Depositor shall ensure that such Securities are identical to those deposited on the Date of Deposit.

     (l) A new clause (viii) shall be added to subparagraph (1) of Section 3.14(a) of the Standard Terms and Conditions of Trust as follows:

     "and (viii) if the Trust has not nor will elect to be taxed as a Regulated Investment Company, be deposited within 110 days following the Date of Deposit."

     (m) The second paragraph of Section 5.01 of the Standard Terms and Conditions of Trust shall be deleted and the following sentence shall be added at the end of Section 4.01:

     "The Evaluator shall make an evaluation of the Securities deposited in each Trust as of the evaluation time specified in the Prospectus on the Date of Deposit (or on the preceding business day if so specified in the Prospectus). Such evaluation shall be made on the same basis as set forth in this Section 4.01 and shall be based on the offering prices of said Securities."

     (n) The Trustee shall reimburse the Depositor from the Trustee's commission the Depositor's cost of providing to its customers who are Unitholders bookkeeping and administrative services with respect to such Unitholders' Units of a kind customarily performed by the Trustee, not to exceed that annual amount per $1,000 principal amount of Securities specified in the prospectus (such maximum annual amount to be pro rated for any calendar year in which the Depositor provides services during less than the whole of such year). Such reimbursement shall be computed in the same manner as the Trustee's compensation and shall be paid at or shortly after the end of each calendar year against a statement submitted to Trustee, which shall constitute the Depositor's certification that the amounts claimed as due do not exceed the amount payable in accordance with this paragraph, and the Trustee shall have no liability for payments made in reliance upon such certification.



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     IN WITNESS WHEREOF, National Financial Services Corporation, Muller Data
Corporation and The Chase Manhattan Bank have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested by authorized officers; all as of the day, month and year first above written.


                                       NATIONAL FINANCIAL SERVICES CORPORATION,
                                          Depositor


                                       By _____________________________________



                                       THE CHASE MANHATTAN BANK,
                                          Trustee


                                       By _____________________________________



                                       MULLER DATA CORPORATION,
                                          Evaluator


                                       By _____________________________________



                                       NATIONAL FINANCIAL SERVICES CORPORATION,
                                          Portfolio Supervisor


                                       By _____________________________________




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                        SCHEDULE A TO THE TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED

                                       IN

                        FIDELITY DEFINED TRUSTS, SERIES F


(Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth for each Trust in the Prospectus.)



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